Exhibit 99.2

Safe Harbor Statement

To the extent that this presentation discusses expectations about market conditions or about market acceptance and future sales of the Company’s products and our bank lines of credit or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Such forward looking statements or comments include or relate to, but are not limited to; Trikon’s ability to respond to economic, commercial and technical trends such as the market acceptance of Trikon’s products, ability to expand its sales and marketing efforts, management of its cost structure, our ability to return to profitability, the resolution of copper/low k integration and devise shrink development efforts at device companies, development efforts in the field of low k dielectrics, long implementation periods in the semiconductor industry, acceptance of new products by individual customers and by the marketplace, the availability of credit under its facility and other factors discussed in the Business Description and Management’s Discussion and Analysis sections of the Private placement memorandum, Company’s Report on Form 10-Q for the six months ended June 30 and Annual Report to Shareholders.

Introduction

PIPE Offering

Offering size: 500,000 Units
4 Common shares and 1 Warrant per Unit
125,000 Unit over-allotment option
Common shares post-Offering: 16.1 million
Pricing: Mid-October
Use of proceeds: Primarily working capital
Registration rights
Filing in 30 days
Effectiveness in 90 days
NasdaqNM: TRKN
Agent: Oppenheimer & Co.

Participants

Jihad Kiwan, President & Chief Executive Officer

22 years in the semiconductor industry

President and CEO since March 30, 2003

Prior to Trikon, Senior Vice President and General Manager of Amkor Technology, Inc., Wafer Fabrication Services and previously, Hewlett Packard

   Bill Chappell, Chief Financial Officer

CFO since 2001
20 years of collective CFO and chartered accountant
experience including PricewaterhouseCoopers

Investment Highlights

Mission

To continuously improve our customers’
competitiveness by providing them with advanced
technology etching and deposition solutions.

Growth Strategy

Deliver niche applications to major customers

Expand sales and marketing effort

Asia

“Top-20” semi companies

Focus on R&D to remain technology leader

Semiconductor Equipment Market

Semiconductor Industry

Wafer Size		300mm	300mm	200mm	≤200m
Process node		45nm 65nm 90nm	110nm 130nm	130nm	180nm 250nm 350nm
Metalization		Cu Al	Al Cu		Al
Dielectric		Porous k≤2.8 SiCOH 2.8≤k≤3.5	SiCOH 2.8≤k≤3.5 FSG		Std. k SiO_2
TAM (CVD, PVD, Etch)	2004 2005 2006	\$1.6B \$4.7B \$6.0B	\$3.2B \$4.0B \$2.0B		\$1.9B \$1.3B
Buying Criteria		Time to Market Technology	Technology CoO		CoO
Growth Markets		US Japan Europe Korea Taiwan	Korea Taiwan China		China Singapore

Product Life Cycle

ULK Cu IMD
SAM \$35m '04, \$115m '05, \$187m '06

Advance Gap Fill SAM
\$450m '04, \$725m '05 \$830m '06

HAR etching
SAM \$250m '04, \$340m '05, \$560m '06

200mm PVD
SAM \$400m '04, \$375m '05, \$375m '06

TRIKON TECHNOLOGIES

Products

Revenue Mix by Product

Planar 300TM - dielectric CVD

100mm- 300mm CVD tool

In volume production since 1995 at LSI Logic

Flowfill® process

@ 90nm in pilot production

@ <100nm Potential STI gap-fill solution

Qualified for Inter-Metal and Pre-Metal Dielectric applications

Offers superior gap-fill and lower cost to Spin-on and HDP

Can reduce/eliminate CMP budget

Orion® process

@ 65nm in on-site qualification at 2 top-ten semi companies

Only CVD solution with achievable k values of <2.2

Integrated into 9LM and packaged at k = 2.5 and 2.2

ASP of $3.0-5.0 million

Sigma 300TM and fxP - Metalization tool

300mm and ≤200mm metalization tools in volume production since 1993 at Infineon

30 tools at Infineon in production

@ 110nm in production with ionized liners

Long throw and ionized liners, barriers and seed layers

MOCVD of TiN and Ti(Si)N capability demonstrated

Ti and Co silicides

Aluminum slab

In place/on-their-way for FBAR development at Sony, Epcos and Infineon

ASP of $2.5-4.0 million

Omega fxP- high aspect ratio etcher

Newly launched ≤200mm etch tool entering volume production at Philips

116 previous generation tools installed, 28 at Philips

Current generation entering volume production at Philips and in evaluation at IR for power trench etching

International SEMATECH set record high aspect ratio contact etch in 1999 at 30:1 aspect ratio, 25nm

Infineon R&D have etched 27nm polysilicon gates with Omega

Deep Silicon Etching in evaluation at Robert Bosch

ASP $2.0-3.5 million

Blue Chip Customer Base

PHILIPS

ANADIGICS

Supplier of the Year

Infineon technologies

ST

TriQuint SEMICONDUCTOR

tsmc

LSI LOGIC

International IOR Rectifier

MOTOROLA

hynix

하이닉스반도체

TEXAS INSTRUMENTS

Agilent Technologies

EPCOS

XFAB

BOOKHAM technology

BOSCH

National Semiconductor

The Sight & Sound of Information

WIN Semiconductors Corp.

Trikon TECHNOLOGIES

Strong IP portfolio

31 US and 56 foreign patents

32 US and169 foreign patent applications

Covering equipment and processes

Barriers

Low-k dielectrics

STI

Damascene processing

FBAR

Electrostatic chucks

Plasma sources (M0RI)

Showerheads

Precursor delivery systems

Management and Resources

Management and Employees

Strong sales and marketing focus from new CEO, Dr. Jihad Kiwan

Experienced operational management led by new COO Richard Deep

Best practices with advanced management tools

Employees

Sales & Marketing	24

Customer support	77
		One-Third are Degree Qualified
Research & Development	62

Manufacturing	62	28 are PhDs

Administration	35

Total	260

Manufacturing Resources

First class 110,000 sq ft. facility within 2 hours of London/Heathrow

Class 1000 Manufacturing area

Class 100 Engineering clean room

Class 10 Demonstration clean room

Purpose-built training suite with complete machines and computer-based training systems

ISO 9001:2000 (quality) and 14001 (Environmental) registered

Local Customer Support

Regional Centres	Local Offices

USA	Dallas, TX
Korea	Portland, OR
UK	New Haven, CT
Germany	Manchester
France	Nijmegen
Taiwan	Migdael Haemek
Regensburg
Dresden
Toulouse

Distributors

Fastgate – Japan
Hermes Epitek – Taiwan, China and Singapore

Financials

Financial Performance

($’Millions)

Heavy exposure to telecoms

Under exposure to Asia

2003 Performance to Date

($’Millions except per-share)

	Q1 2003	Q2

2003

Sales	5.1	6.0
Gross Margin	0.8	1.2
Operating Expenses	7.1	7.0

Operating loss	6.3	5.3
Loss per Share	(0.50)	(0.35)
Pension	(0.06)	(0.15)
One-off corp. costs		(0.06)
RIFF		(0.04)
Loss per Share (GAAP)	(0.56)	(0.60)

Operating Model

	Peak	Trough	Go-
	2000	2002	Forward

Revenue	100%	100%	100%

Gross Margin	48%	25%	50%
SG&A	21%	40%	18%
R&D	8%	33%	12%

EBITDA	23%	(46%)	24%
Operating Income	19%	(66%)	20%

New Credit Facility

£5 million ($8 million) revolver agreed July 2003

2 year facility to June 2005

Interest rate is 1.75% over LIBOR

Limited financial covenants

Balance Sheet @ June 30, 2003

($’millions)

Cash	30.3

Working Capital	34.9

Fixed Assets	18.0

Long Term Debt	0.4

Shareholders’ Equity	52.6